SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2003

MGE Energy, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	000-49965	39-2040501

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

133 South Blair Street, Madison, Wisconsin 53703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (702) 949-0056

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On August 15, 2003, MGE Energy, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with Banc One Capital Markets, Inc. (“BOCM”), which is attached as Exhibit 1.1 hereto. Under the terms of the Agreement, the Company may offer and sell up to 1,600,000 shares of its common stock from time to time through BOCM as its sales agent or to BOCM as principal. Sales of the shares of common stock, if any, may be made by means of ordinary brokers’ transactions on the Nasdaq National Market at market prices and in such other manner as agreed upon by the Company and BOCM. BOCM will receive from us a commission of 2.25% based on the gross sales price per share for any shares sold to or through it as principal or agent under the equity distribution agreement.

     On August 18, 2003, in connection with this offer and sale of shares from time to time under the Agreement, the Company filed a prospectus supplement and a prospectus pursuant to the Registration Statement on Form S-3 (File No. 333-103659) filed by the Company under the Securities Act of 1933, as amended, and which was declared effective on March 11, 2003. The prospectus supplement references a set of “Risk Factors” which are attached as Exhibit 99.1 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

1.1	Distribution Agreement, dated as of August 15, 2003, by and between MGE Energy, Inc. and Banc One Capital Markets, Inc.

99.1	Risk Factors

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 18, 2003	MGE ENERGY, INC.

By: /s/ Jeffrey C. Newman

Name: Jeffrey C. Newman Title: Vice President and Treasurer